UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2006
The Timken Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-1169	34-0577130

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(330) 438-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 8, 2006, The Timken Company (the “Company”) and its subsidiaries, Latrobe Steel Company (“Latrobe Steel”) and Timken Alloy Steel Europe Limited (“Timken Alloy”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Toolrock Holding, Inc. (the “Purchaser”) and its subsidiary, Toolrock Acquisition LLC (“Acquisition Sub”). Pursuant to the terms of the Stock Purchase Agreement, the Purchaser has acquired all of the outstanding capital stock of Latrobe Steel (the “Purchase”). A copy of the press release announcing the entry into the Stock Purchase Agreement and the completion of the Purchase is filed as Exhibit 99.1 hereto. The description of the Stock Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.
     The Purchaser paid an aggregate purchase price of approximately $215 million in cash for the capital stock of Latrobe Steel, subject to a post-closing working capital adjustment. The Purchase also entailed the assumption of Latrobe Steel’s retirement plan obligations under the collective bargaining agreement covering current and former Latrobe Steel employees. In connection with the Purchase, the Company has agreed to pay approximately $21 million to terminate an operating lease.
     In accordance with applicable accounting principles, the results of Latrobe Steel will be reclassified to discontinued operations for 2006 and preceding years. The sale will have a negative impact on Timken’s earnings in the near term. Latrobe Steel’s sales for 2005 were approximately $345 million, or nearly seven percent of the Company’s overall sales for that period. For the first nine months of this year, the estimated impact on the Company’s Steel Group is approximately $266 million in sales and approximately $42 million in EBIT.
Item 9.01. Financial Statements and Exhibits.
(b)	The company will provide the pro forma financial information required by Item 9.01 (b) of Form 8-K by amendment to this Form 8-K no later than the required filing date for this Current Report on Form 8-K.

(d)	Exhibits:

Number	Exhibit
10.1	Stock Purchase Agreement, dated as of December 8, 2006, by and among The Timken Company, Latrobe Steel Company, Timken Alloy Steel Europe Limited, Toolrock Holding, Inc. and Toolrock Acquisition LLC

99.1	Press release, dated December 8, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: December 8, 2006

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INDEX TO EXHIBITS

Number	Exhibit
10.1	Stock Purchase Agreement, dated as of December 8, 2006, by and among The Timken Company, Latrobe Steel Company, Timken Alloy Steel Europe Limited, Toolrock Holding, Inc. and Toolrock Acquisition LLC

99.1	Press release, dated December 8, 2006

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